Exhibit 32.2

Certification of Chief Financial Officer

    In connection with the Annual Report on Form 10-K of Tanger Properties Limited Partnership (the "Operating Partnership") for the period ended December 31, 2021 (the "Report"), the undersigned, principal executive officer of the Operating Partnership's general partner, hereby certifies, to such officer's knowledge, that:

    (i)    the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

    (ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 22, 2022	/s/ James F. Williams
James F. Williams Executive Vice President, Chief Financial Officer and Treasurer Tanger Factory Outlet Centers, Inc.